Exhibit 99.1

Clarification: Galectin Therapeutics Reports 2017 Second Quarter Financial Results and Provides Business Update

NORCROSS, Ga., Aug. 18, 2017 (GLOBE NEWSWIRE) — Galectin Therapeutics Inc. (NASDAQ:GALT), the leading developer of therapeutics that target galectin proteins, is issuing this press release to provide clarification of the press release issued August 14, 2017.

The following sentences in the previous press release require modification to ensure clarity of meaning: “The dropout rate remains well below expectations, which may increase the power of the trial. We currently expect approximately 151 subjects will complete the trial by September 2017, which will give the study a power of over 95% to detect a difference if there is one.”

The revised sentences read: “The dropout rate remains well below expectations, which will increase the expected number of patients who may complete the study (from 117 to 151) and thereby, may increase the designed study power of 80% to potentially over 95%, as computed based on assumptions made before the start of the study. The actual study power, or the likelihood of detecting a difference between groups if there is an actual difference to detect, will not be available, and cannot be accurately predicted, until all data is analyzed.”

About Galectin Therapeutics

Galectin Therapeutics is dedicated to developing novel therapies to improve the lives of patients with chronic liver and skin diseases and cancer. Galectin’s lead drug (GR-MD-02) is a carbohydrate-based drug that inhibits the galectin-3 protein that is directly involved in multiple inflammatory, fibrotic, and malignant diseases. The lead development program is in non-alcoholic steatohepatitis (NASH) with cirrhosis, the most advanced form of NASH related fibrosis. This is the most common liver disease and one of the largest drug development opportunities available today. Additional development programs are in treatment of severe atopic dermatitis, moderate-to-severe plaque psoriasis, and in combination immunotherapy for advanced melanoma and other malignancies. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the hope that Galectin’s development program for GR-MD-02 will lead to the first therapy for the treatment of fatty liver disease with cirrhosis and those regarding the hope that our lead compounds will be successful in the treatment of severe atopic dermatitis, moderate-to-severe plaque psoriasis and in cancer immunotherapy. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that Galectin may not be successful in developing effective treatments and/or obtaining the requisite approvals for the use of GR-MD-02 or any of its other drugs in development; the Company’s current clinical trial and any future clinical studies may not produce positive results in a timely fashion, if at all, and could prove time consuming and costly; plans regarding development, approval and marketing of any of Galectin’s drugs are subject to change at any time based on the changing needs of the Company as determined by management and regulatory agencies; regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. Galectin has incurred operating losses since inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance continuing operations. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

Contacts:

Jack Callicutt, Chief Financial Officer

(678) 620-3186

ir@galectintherapeutics.com.